UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Management Incentive Bonus program

On January 18, 2005, the Compensation Committee of the Board of Directors of the Registrant approved the criteria for awards under the Management Incentive Bonus Program (“MIP”) for the second six months of fiscal year 2005 (the “Bonus Period”). The sole applicable criteria for awards under the MIP made to executive officers, with the exception of the senior vice president of worldwide sales, for performance during the Bonus Period will be operating profit, and awards at target achievement shall be 25% of annual base compensation and awards in excess of target achievement shall be capped at 37.5% of annual base compensation. The criteria for awards under the MIP made to the senior vice president of worldwide sales for performance during the Bonus Period will be operating profit, revenue, MBO and bookings, and awards at target achievement shall be 50% of annual base compensation and awards in excess of target achievement shall be capped at 65% of base compensation, with the exception of commissions paid for bookings, which shall be uncapped.

Director Compensation

On January 19, 2005, the Board of Directors of the Registrant approved an increase in the fee paid to the Chairman of the Audit Committee to $25,000 per annum. The Chairman of the Audit Committee previously received a fee of $15,000 per annum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Vice President, General Counsel and Secretary

Date: January 21, 2005